UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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PARAMOUNT GOLD AND SILVER CORP.

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Paramount Gold and Silver Corp.

Provides Update on Business Combination

Ottawa, Ontario – July 24, 2009 – Paramount Gold and Silver Corp. (NYSE/TSX:PZG) (Frankfurt: WKN:A0HGKQ) (“Paramount”) announces that Silvercorp Metals Inc. (“Silvercorp”) has terminated its unsolicited offer to acquire all the outstanding shares of Klondex Mines Ltd. (TSX:KDX; Other OTC:KLNDF) (“Klondex”).

Paramount and Klondex have signed a binding letter agreement (the “Letter Agreement”) to combine the two companies under a plan of arrangement, in a transaction valued at approximately C$80 million (the “Transaction”).  Pursuant to the Letter Agreement, each Klondex share will be exchanged for 1.45 Paramount shares, implying a purchase price of C$2.32 per Klondex share and representing a premium of 33.3% using closing share prices on the TSX on July 17, 2009.

The termination of the Silvercorp unsolicited proposal clears the way for the creation of powerful North American gold and silver exploration platform that offers substantial value to both Klondex shareholders and Paramount stockholders:

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Strong financial position with a combined cash position of over C$10 million and an additional C$32 million upon the exercise of currently outstanding options and warrants on a fully-diluted basis;

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Expanded and diversified operations with the potential for significant reserve/resource upside at two flagship projects in North America, San Miguel (Mexico) and Fire Creek (Nevada);

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Expanded resource base of 1.69 million ounces (indicated) and 3.15 million ounces (inferred);

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Paramount’s experienced personnel are poised to aggressively explore and develop the combined company’s flagship projects;

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Enhanced market presence with a current pro forma market capitalization of approximately C$190 million; and

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Strategic position and management experience to enhance market valuation of the combined entity under Paramount.

Both Paramount and Klondex have agreed to obtain support agreements from each of their respective directors and certain of their shareholders to vote any shares which they control in favor of the Transaction, subject to certain exceptions contained therein.  The Transaction is subject to customary approvals including shareholder approvals by both companies.

FCMI Financial Corp., a corporation controlled by Albert D. Friedberg and Paramount’s largest stockholder, has committed to provide a minimum of $5 million and up to a maximum of $15 million to fund future development at both the San Miguel and Fire Creek Projects.

For further details of the Transaction, please see the Paramount/Klondex joint news release dated July 20, 2009, Paramount’s filings with the United States Securities and Exchange Commission (the “SEC”) available on www.sec.gov and the applicable Canadian securities regulators available on www.sedar.com and Klondex’s filings with the applicable Canadian securities regulators available on www.sedar.com.

About Paramount Gold and Silver Corp.

Paramount Gold and Silver Corp. is a precious metals exploration company listed on the Toronto Stock Exchange and the NYSE Amex under the symbol "PZG", and listed on the Deutsche Borse under the symbol (WKN: A0HGKQ).

Paramount holds a 100% interest in the San Miguel Project and has completed 47,560 meters of diamond drilling on 213 holes and 3,743 meters of exploration trenching at San Miguel since the summer of 2006. Paramount has recently expanded its land holdings by acquiring a 100% interest in the Temoris Project from Garibaldi Resources; a land package of over 54,000 hectares. Paramount's land package now includes most of the ground surrounding Coeur d'Alene Mines (NYSE:CDE) Palmarejo Mine project and is in excess of 140,000 hectares.  For more information, visit www.paramountgold.com.  The information on Paramount’s website is not, and shall not be deemed to be, a part of this release or incorporated into any filings with the SEC or Canadian securities regulatory authorities.

Paramount Gold and Silver Corp.

Christopher Crupi, CEO

866-481-2233 / 613-226-9881

Additional Information About the Transaction and Where to Find It

In connection with the Transaction, Paramount expects to file with the SEC a proxy statement which will be sent to the shareholders of Paramount seeking their approval of the merger. In addition, Paramount may file other relevant documents concerning the Transaction with the SEC. Security holders are urged to read the proxy statement and other relevant documents when they become available because they will contain important information about the Transaction.

Security holders of Paramount may obtain free copies of these documents through the website maintained by the SEC at http://www.sec.gov. Security holders of Paramount may also obtain free copies of these documents by directing a request by telephone or mail to Paramount Gold and Silver Corp., 346 Waverley Street, Suite 100, Ottawa, Ontario Canada K2P OW5 (telephone: (613) 226-9881) or by accessing these documents at Paramount's website: www.paramountgold.com under "Investors". The information on Paramount's website is not, and shall not be deemed to be, a part of this release or incorporated into other filings made with the SEC or Canadian securities regulatory authorities.

Paramount and its directors, executive officers and members of management may be deemed to be participants in the solicitation of proxies from the stockholders of Paramount in connection with the Transaction. Information about the directors and executive officers of Paramount is set forth in the proxy statement for its 2009 annual meeting of shareholders filed with the SEC on January 8, 2009 and in its Form 8-K filed with the SEC on March 23, 2009. Information regarding the interests of these participants and other persons who may be deemed participants in the Transaction may be obtained by reading the proxy statement regarding the Transaction when it becomes available.

Cautionary Note to U.S. Investors Concerning Estimates of Indicated and Inferred Resources: This press release uses the terms “indicated resources” and “inferred resources”. We advise U.S. investors that while these terms are defined in and permitted by Canadian regulations, these terms are not defined terms under SEC Industry Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC. “Inferred resources” have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category. Under Canadian rules, estimates of inferred mineral resources may not form the basis of a feasibility study or prefeasibility studies, except in rare cases. The SEC normally only permits issuers to report mineralization that does not constitute SEC Industry Guide 7 compliant “reserves” as in-place tonnage and grade, without reference to unit measures. U.S. investors are cautioned not to assume that any part or all of mineral deposits in this category will ever be converted into reserves. U.S. investors are cautioned not to assume that any part or all of an inferred resource exists or is economically or legally minable.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

Statements in this document regarding the Transaction, the expected timetable for completing the Transaction, benefits and synergies of the Transaction, future opportunities for the combined company, expectations regarding the value and benefits of the Transaction and any other statements about Paramount or Klondex managements’ future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 and statements containing the words “believes,” “plans,” “anticipates,” “expects,” estimates and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including, but not limited to: the ability of the parties to consummate the Transaction and satisfy the conditions thereunder; the ability to obtain, and the timing of, the necessary exchange, regulatory and shareholder or stockholder approvals for the Transaction; the impact of any actions taken by Silvercorp. or any other party to complicate, delay or prevent the Transaction; the ability to realize the anticipated synergies and benefits from the Transaction and the combined company; and the other factors described in Paramount’s Annual Report and Annual Information Form on Form 10-K for the year ended June 30, 2008 and its most recent quarterly reports filed with the SEC available on www.sec.gov and applicable Canadian securities regulators available on www.sedar.com and Klondex’s filings with the applicable Canadian securities regulators available on www.sedar.com.  Except as required by applicable law, each of Paramount and Klondex disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this document.